UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 3, 2008
Bentley Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10581 (Commission File No.)	59-1513162 (I.R.S. Employer Identification Number)

Bentley Park 2 Holland Way Exeter, New Hampshire (Address of principal executive office)	03833 (Zip Code)
Registrant’s telephone number, including area code (603) 658-6100
No change since last report

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
     On July 3, 2008 Bentley Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the final per-share purchase price the Company’s stockholders will receive in exchange for their Company common stock if the merger with Teva Pharmaceutical Industries Ltd. (“Teva”) is approved by the Company’s stockholders and the other closing conditions are satisfied or waived in accordance with the Merger Agreement, dated as of March 31, 2008, by and among the Company, Teva and Beryllium Merger Corporation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The decrease in the final purchase price to approximately $14.82 per share reflects the purchase price adjustments set forth in the Merger Agreement, as follows: (i) an aggregate reduction, in the amount of $252,168 (approximately $0.01 per share) to compensate Teva for tax liabilities that Bentley incurred from the distribution of the common stock of CPEX Pharmaceuticals, Inc. (“CPEX”) to the Company’s stockholders in the spin-off on June 30, 2008, as calculated based upon specified thresholds set forth in the Merger Agreement, and (ii) a reduction of the purchase price, to account for the equitable adjustment to the exercise price and number of Company options and restricted stock units that was made in connection with the spin-off of CPEX.
Item 9.01    Financial Statements and Exhibits.
     Exhibits
99.1    Press release, dated July 3, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENTLEY PHARMACEUTICALS, INC.
By:	/s/ Richard P. Lindsay
Richard P. Lindsay
Vice President and Chief Financial Officer

Date: July 3, 2008

BENTLEY PHARMACEUTICALS, INC
CURRENT REPORT ON FORM 8-K
Report Dated July 3, 2008
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 3, 2008.